[Letterhead]



                                                                  May 21, 1996



The Board of Directors
HFS Incorporated
339 Jefferson Road
Parsippany, New Jersey  07054

                           Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to HFS Incorporated, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 of debt securities (the "Rule 462(b) Debt Securities") of the Company and shares (the "Rule 462(b) Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") (the Rule 462(b) Shares, together with the Rule 462(b) Debt Securities, the "Rule 462(b) Securities"), to be offered and sold by the Company, with aggregate gross proceeds of up to $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 relating to the Rule 462(b) Securities as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (together with all exhibits thereto, the "462(b) Registration Statement"); (ii) the Registration Statement on







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The Board of Directors
HFS Incorporated
May 21, 1996
Page 2



Form S-3 (File No. 333-3276) relating to other shares (together with the Rule 462(b) Shares, the "Shares") of Common Stock and debt securities (together with the Rule 462(b) Debt Securities, the "Debt Securities") to be offered and sold by the Company from time to time, with aggregate proceeds of up to $1,000,000,000, as initially filed with the Commission on April 15, 1996, and declared effective on April 30, 1996 (the "Shelf Registration Statement"), which Shelf Registration Statement is incorporated by reference into the 462(b) Registration Statement; (iii) the forms of Senior Indenture and Subordinated Indenture relating to the Debt Securities to be entered into by and between the Company and The Bank of Nova Scotia Trust Company of New York (the "Trustee"), as Trustee (each, an "Indenture"); (iv) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (v) the By-laws of the Company, as currently in effect (the "By-Laws"); (vi) the form of underwriting agreement relating to the Debt Securities to be entered into by and between the Company and one or more of the underwriters to be named therein (the "Debt Underwriting Agreement"); (vii) the form of underwriting agreement relating to the Common Stock to be entered into by and between the Company and one or more of the underwriters to be named therein (the "Common Stock Underwriting Agreement"); and (viii) resolutions of the Company's Board of Directors relating to (A) the preparation of the Shelf Registration Statement and the 462(b) Registration Statement and the registration of the Shares and the Debt Securities (collectively, the "Securities") under the Securities Act and (B) the issuance, offering and sale from time to time of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all







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The Board of Directors
HFS Incorporated
May 21, 1996
Page 3



natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or reproduced copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  In rendering this opinion, we have also assumed that (i) each Indenture will be duly authorized, executed and delivered by the Trustee and that any Debt Security that may be issued will be manually signed by duly authorized officers of the Trustee; (ii) prior to any offering and sale of Securities, the Company's Board of Directors (or a special committee thereof authorized to act on its behalf) will duly authorize the terms of and the prices at which the (A) Shares are to be issued and sold and (B) the Debt Securities are to be issued and sold in accordance with the terms of an Indenture (and, if Debt Securities are convertible into or exchangeable for Common Stock, the issuance of such Common Stock upon such conversion or exchange and the terms thereof); and (iii) the denomination of any Debt Security in a currency other than United States dollars will not contravene the currency exchange control laws of any jurisdiction.

                  Members of our Firm are admitted to the Bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.







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The Board of Directors
HFS Incorporated
May 21, 1996
Page 4




                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. With respect to any offering of any series of Debt Securities (the "Offered Debt Securities"), when (i) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Debt Securities are to be sold pursuant to (A) a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto or (B) any other purchase agreement, such agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, if any, so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefore; (1) the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, if any, and the Debt Underwriting Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding







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The Board of Directors
HFS Incorporated
May 21, 1996
Page 5



at law or in equity), (C) public policy considerations which may limit the rights of parties to obtain further remedies, (D) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (E) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and (2) if Common Stock is issuable upon conversion or exchange of any convertible Offered Debt Securities, the Common Stock issuable upon conversion or exchange of such Offered Debt Securities will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Debt Securities and conversion or exchange of the Offered Debt Securities in accordance with the terms of the applicable Indenture, if any, relating thereto and that the consideration therefor is not less than the par value thereof.

                  We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Offered Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

                  2. With respect to any offering of any Shares, when (i) an appropriate Prospectus Supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Shares are to be sold pursuant to (A) a firm commitment underwritten offering, the Common Stock Underwriting Agreement with respect to the Shares has been duly autho-







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The Board of Directors
HFS Incorporated
May 21, 1996
Page 6


rized, executed and delivered by the Company and the other parties thereto or
(B) any other purchase agreement, such agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Shares and related matters; (iv) the terms of the Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) certificates representing the Shares in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Shares, when issued and sold in accordance with the Common Stock Underwriting Agreement or any other duly authorized, executed and delivered applicable purchase agreement will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

                  We hereby consent to the use of the name of our firm in the Shelf Registration Statement incorporated into the 462(b) Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom